Exhibit 31.2

CERTIFICATE PURSUANT TO

RULES 13a-14(a) and 15d-14(a),

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jay Friedman, certify that:

1. I have reviewed this annual report on Form 10-K/A of Claire’s Stores, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

May 15, 2012	/s/ Jay Friedman
Jay Friedman
Interim Co-Chief Executive Officer